Exhibit 99.1
Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
lori.owen@xilinx.com

XILINX ANNOUNCES Q2 FISCAL 2013 RESULTS

SAN JOSE, CA, October 17, 2012-- Xilinx, Inc. (Nasdaq: XLNX) today announced second quarter fiscal 2013 sales of $543.9 million, down 7% sequentially and down 2% from the second quarter of the prior fiscal year. Second quarter fiscal 2013 net income was $123.4 million, or $0.46 per diluted share.

The Xilinx Board of Directors announced a quarterly cash dividend of $0.22 per outstanding share of common stock, payable on November 28, 2012 to all stockholders of record at the close of business on November 7, 2012.

Additional second quarter comparisons are represented in the charts below:

GAAP Results
(In millions, except EPS)

				Growth Rates
	Q2 FY 2013	Q1 FY 2013	Q2 FY 2012	Q-T-Q	Y-T-Y
Net revenues	$543.9	$582.8	$555.2	(7)%	(2)%
Operating income	$148.1	$164.6	$154.8	(10)%	(4)%
Net income	$123.4	$129.8	$126.3	(5)%	(2)%
Diluted earnings per share	$0.46	$0.47	$0.47	(2)%	(2)%

“Sales from our industry-leading, All Programmable 28-nm products exceeded $20 million during the quarter with sales from all five family members. Our 28-nm product portfolio is the industry's broadest; and design win activity for all five family members continues to be exceptionally strong across a broad base of end markets and applications. This is particularly impressive given the backdrop of a challenging macroeconomic environment," said Moshe Gavrielov, Xilinx President and Chief Executive Officer. "With All Programmable FPGAs, SoCs, and 3D ICs available today, leadership in performance, power and integration and unmatched productivity gains with Vivado™ Design Suite, Xilinx is unequivocally a generation ahead at 28-nm."

Net Revenues by Geography:

	Percentages			Growth Rates
	Q2 FY 2013	Q1 FY 2013	Q2 FY 2012	Q-T-Q	Y-T-Y
North America	28%	30%	29%	(11)%	(5)%
Asia Pacific	36%	35%	31%	(4)%	14%
Europe	26%	26%	29%	(8)%	(13)%
Japan	10%	9%	11%	—%	(9)%

Net Revenues by End Market:

	Percentages			Growth Rates
	Q2 FY 2013	Q1 FY 2013	Q2 FY 2012	Q-T-Q	Y-T-Y
Communications & Data Center	49%	45%	46%	3%	5%
Industrial, Aerospace & Defense	32%	34%	33%	(13)%	(8)%
Broadcast, Consumer & Automotive	15%	16%	16%	(15)%	(5)%
Other	4%	5%	5%	(24)%	(17)%

Net Revenues by Product:

	Percentages			Growth Rates
	Q2 FY 2013	Q1 FY 2013	Q2 FY 2012	Q-T-Q	Y-T-Y
New	20%	17%	11%	7%	81%
Mainstream	47%	43%	49%	3%	(5)%
Base	29%	36%	36%	(24)%	(21)%
Support	4%	4%	4%	(8)%	(14)%

Products are classified as follows:

New products: Virtex®‐7, Kintex™‐7, Zynq™-7000, Artix™ - 7, Virtex‐6, Spartan™‐6, products
Mainstream products: Virtex‐5, Spartan‐3 and CoolRunner™‐II products
Base products: Virtex‐4, Virtex‐II, Virtex‐E, Virtex, Spartan-II, Spartan, CoolRunner and XC9500 products
Support products: Configuration solutions, HardWire, Software & Support/Services
Key Statistics:
(Dollars in millions)

	Q2 FY 2013	Q1 FY 2013	Q2 FY 2012
Annual Return on Equity (%)*	19	19	23
Operating Cash Flow	$197	$163	$200
Depreciation Expense	$14	$15	$13
Capital Expenditures	$8	$8	$18
Combined Inventory Days	109	99	126
Revenue Turns (%)	57	55	51

 * Return on equity calculation: Annualized net income/average stockholders' equity

Highlights - September Quarter Fiscal 2013

•
Xilinx announced the acquisition of substantially all of the assets of two companies during the quarter: Modesat Communications and PetaLogix. The acquisition of Modesat, a high performance wireless backhaul solutions provider, allows customers to retain their proprietary IP, while leveraging the backhaul solutions and the flexibility of Xilinx All Programmable FPGAs and SoC devices to achieve faster time-to-market. The acquisition of PetaLogix, an embedded Linux solutions provider, enables Xilinx to strengthen its capabilities and commitment to customers to provide the best Linux solutions possible.

•
Xilinx remains committed to delivering stockholder value. In spite of a challenging macroeconomic environment, Xilinx generated nearly $200 million in operating cash flow during the quarter, paid $57 million in dividends to stockholders and repurchased 2.5 million shares.

Business Outlook - December Quarter Fiscal 2013
•Sales are expected to be down 1% to down 5% sequentially.

•	Gross margin is expected to be approximately 66%.

•	Operating expenses are expected to be approximately $224 million, including $3 million of amortization of acquisition-related intangibles.
•Other income and expense is expected to be an expense of approximately $7 million.
•Fully diluted share count is expected to be approximately 269 million.

•	Full year fiscal 2013 tax rate is expected to be approximately 15%.

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the second quarter financial results and management's outlook for the December quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 30459116. The telephonic replay will be available for two weeks following the live call.

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions.
Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our programmable platforms, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the December quarter for fiscal 2013. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, variability in wafer pricing, and other risk factors listed in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx develops All Programmable technologies and devices, beyond hardware to software, digital to analog, and single to multiple die in 3D ICs.  These industry leading devices are coupled with a next-generation design environment and IP to serve a broad range of customer needs, from programmable logic to programmable systems integration.  For more information visit www.xilinx.com.

#1279F
Xilinx, the Xilinx logo, Artix, ISE, Kintex, Spartan, Virtex, Zynq, Vivado, and other designated brands included herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
XLNX-F

XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	September 29, 2012	June 30, 2012	October 1, 2011	September 29, 2012	October 1, 2011
Net revenues	$543,933	$582,784	$555,209	$1,126,717	$1,170,672
Cost of revenues	187,713	198,411	200,564	386,124	423,696
Gross margin	356,220	384,373	354,645	740,593	746,976
Operating expenses:
Research and development	113,887	121,447	105,774	235,334	211,791
Selling, general and administrative	91,928	96,201	88,681	188,129	185,077
Amortization of acquisition-related intangibles	2,319	2,148	1,982	4,467	3,605
Restructuring charges	—	—	3,369	—	3,369
Total operating expenses	208,134	219,796	199,806	427,930	403,842

Operating income	148,086	164,577	154,839	312,663	343,134
Interest and other expense, net	10,003	9,672	8,598	19,675	16,409
Income before income taxes	138,083	154,905	146,241	292,988	326,725
Provision for income taxes	14,646	25,074	19,955	39,720	46,065
Net income	$123,437	$129,831	$126,286	$253,268	$280,660
Net income per common share:
Basic	$0.47	$0.49	$0.48	$0.97	$1.06
Diluted	$0.46	$0.47	$0.47	$0.93	$1.03
Cash dividends per common share	$0.22	$0.22	$0.19	$0.44	$0.38
Shares used in per share calculations:
Basic	260,605	263,055	264,006	262,143	264,853
Diluted	270,265	273,820	267,927	272,182	273,009

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 29, 2012	March 31, 2012 *
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,706,457	$1,917,627
Accounts receivable, net	222,269	214,965
Inventories	204,067	204,866
Deferred tax assets and other current assets	117,265	112,851
Total current assets	2,250,058	2,450,309
Net property, plant and equipment	382,206	394,982
Long-term investments	1,497,394	1,209,228
Other assets	418,976	409,603
Total Assets	$4,548,634	$4,464,122

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$294,689	$275,774
Deferred income on shipments to distributors	47,967	67,002
Total current liabilities	342,656	342,776
Convertible debentures	915,109	906,569
Deferred tax liabilities	499,709	463,045
Other long-term liabilities	39,469	44,047

Stockholders' equity	2,751,691	2,707,685
Total Liabilities and Stockholders' Equity	$4,548,634	$4,464,122

*	Derived from audited financial statements

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended			Six Months Ended
	September 29, 2012	June 30, 2012	October 1, 2011	September 29, 2012	October 1, 2011

SELECTED CASH FLOW INFORMATION:
Depreciation	$14,151	$14,603	$13,396	$28,754	$27,094
Amortization	4,188	4,267	4,326	8,455	8,036
Stock-based compensation	19,246	17,608	16,899	36,854	30,666
Net cash provided by operating activities	197,370	162,946	199,584	360,316	437,278
Purchases of property, plant and equipment	7,636	8,342	17,628	15,978	31,417
Payment of dividends to stockholders	57,255	58,066	50,348	115,321	100,804
Repurchases of common stock	87,441	90,707	111,537	178,148	177,191
Proceeds from issuance of common stock to employees and excess tax benefit	28,627	9,027	28,369	37,654	59,819

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,473	$1,728	$1,284	$3,201	$2,594
Research and development	9,404	8,623	8,103	18,027	14,590
Selling, general and administrative	8,369	7,257	7,512	15,626	13,482